UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2012

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2012, the Board of Directors (the “Board”) of Fossil, Inc. (the “Company”) elected Diane Neal as a director of the Company, effective immediately, and also appointed her to the Compensation Committee of the Board.

Ms. Neal is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

For her service on the Board, Ms. Neal will receive the Company’s standard compensation for a non-employee director, which currently consists of an annual retainer of $52,500, a fee of $1,500 for each in-person Board meeting, and a fee of $1,000 for each telephonic Board meeting in excess of one hour. For her service on the Compensation Committee, Ms. Neal will receive a fee of $1,250 for each in-person Compensation Committee meeting and a fee of $1,000 for each telephonic Compensation Committee meeting in excess of one hour.

In addition, pursuant to the Company’s 2008 Long-Term Incentive Plan, as amended, Ms. Neal received a grant of restricted stock units on February 20, 2012 equal to the number of shares of the Company’s common stock having an aggregate fair market value of $100,000, pro-rated to reflect the number of days between the date of her appointment and the one year anniversary of the Company’s 2011 Annual Stockholders Meeting. Ms. Neal will receive additional grants of restricted stock units that are automatically awarded to the Company’s outside directors on the date of the Company’s annual stockholders meeting equal to the number of shares of the Company’s common stock having an aggregate fair market value of $120,000 if she is then serving as a non-employee director. The restricted stock units granted to Ms. Neal vest and are convertible into shares of the Company’s common stock (i) upon the first anniversary of the date of grant for the restricted stock units granted to her upon her appointment to the Board; and (ii) upon the earlier of the first anniversary of the date of grant or the first annual stockholders meeting following the date of grant for the restricted stock units granted on the date of the Company’s annual stockholders meeting; provided, in each case, that Ms. Neal is providing services to the Company or its subsidiaries on such date.

On February 21, 2012, the Company issued a press release announcing the appointment of Ms. Neal, which is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated February 21, 2012, announcing the appointment of a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2012

FOSSIL, INC.

By:	/s/ Mike L. Kovar

Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 21, 2012, announcing the appointment of a director.

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